                                                               EXHIBIT (d)(4)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                          ING VARIABLE INSURANCE TRUST

                            OPERATING EXPENSE LIMITS

                                     GUARANTEE              MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND*                      MATURITY DATE     (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
-----------------------------   ------------------   ---------------------------------------------
ING GET U.S. Core Portfolio -   September 12, 2008          0.65% during the offering period
Series 1                                                   1.00% during the guarantee period

ING GET U.S. Core Portfolio -   December 12, 2008           0.65% during the offering period
Series 2                                                   1.00% during the guarantee period

ING GET U.S. Core Portfolio -   March 13, 2009              0.65% during the offering period
Series 3                                                   1.00% during the guarantee period

ING GET U.S. Core Portfolio -   June 12, 2009               0.65% during the offering period
Series 4                                                   1.00% during the guarantee period

ING GET U.S. Core Portfolio -   September 9, 2011           0.65% during the offering period
Series 5                                                   1.00% during the guarantee period

ING GET U.S. Core Portfolio -   December 9, 2011            0.65% during the offering period
Series 6                                                   1.00% during the guarantee period

ING GET U.S. Core Portfolio -   March 8, 2012               0.65% during the offering period
Series 7                                                   1.00% during the guarantee period

ING GET U.S. Core Portfolio -   June 7, 2012                0.65% during the offering period
Series 8                                                   1.00% during the guarantee period

ING GET U.S. Core Portfolio -   September 6, 2012           0.65% during the offering period
Series 9                                                   1.00% during the guarantee period

ING GET U.S. Core Portfolio -   December 5, 2012            0.65% during the offering period
Series 10                                                  1.00% during the guarantee period

ING GET U.S. Core Portfolio -   February 28, 2013           0.65% during the offering period
Series 11                                                  1.00% during the guarantee period

ING GET U.S. Core Portfolio -   June 20, 2013               0.65% during the offering period
Series 12                                                  1.00% during the guarantee period

ING GET U.S. Core Portfolio -   December 19, 2013           0.65% during the offering period
Series 13                                                  1.00% during the guarantee period

                                                               EXHIBIT (d)(4)(i)

                                     GUARANTEE              MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND*                      MATURITY DATE     (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
-----------------------------   ------------------   ---------------------------------------------
ING GET U.S. Core Portfolio -   June 19, 2014               0.65% during the offering period
Series 14                                                  1.00% during the guarantee period

                                                                            H.E.
                                                                              HE

Effective Date: June 22, 2006

* Effective through to the Guarantee Maturity Date, thereafter this limit is subject to change if the Agreement is extended as contemplated in Section 3.